UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective August 10, 2021, the Board of Directors (the “Board”) of Astra Space, Inc. (the “Company”) appointed Michèle A. Flournoy, age 60, as an independent director of the Company and also appointed her as the Chairperson of the Nominating and Corporate Governance Committee.

Ms. Flournoy career has spanned a range of roles in the Defense industry, ranging from research to advisory. She is the co-founder and managing partner of WestExec Advisors, a strategic advisory firm formed in early 2018. She previously served as the Under Secretary of Defense for Policy from February 2009 to February 2012, acting as principal advisor to the Secretary of Defense in the formulation of national security and defense policy, oversight of military plans and operations, and in National Security Council deliberations. She led the development of the Department of Defense’s 2012 Strategic Guidance and represented the Department in dozens of foreign engagements, in the media and before Congress. Ms. Flournoy co-founded the Center for a New American Security (“CNAS”), a bipartisan think tank, in 2007 and serving as President until 2009. She returned to serve as the CEO of CNAS from July 2014 through December 2017. Ms. Flournoy is also the recipient of numerous honors and awards, and has edited and authored various works on a broad range of defense and national security issues. In addition, Ms. Flournoy has also served on numerous business and advisory boards such as Booz Allen Hamilton, Spirit of America, The U.S. Naval Academy Foundation, CARE and the Honorary Advisory Committee of The Leadership Council for Women in National Security. Ms. Flournoy is also a former member of the President’s Intelligence Advisory Board, the CIA Director’s External Advisory Board, and the Defense Policy Board, and is currently a member of the Council on Foreign Relations and the Aspen Strategy Group, and is a Senior Fellow at Harvard’s Belfer Center for Science and International Affairs.

Ms. Flournoy does not have any family relationships with any of our executive officers or directors. There are no arrangements or understandings between Ms. Flournoy and any other person pursuant to which she was appointed to serve on the Board. Ms. Flournoy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For her service as a director, Ms. Flournoy will be paid the compensation set forth in Item 8.01 Other Events of this Form 8-K, which is incorporated by reference in this Item 5.02.

Item 8.01 Other events

On August 10, 2021, the Board changed its independent director compensation policy effective June 30, 2021, to provide each independent director an annual retainer of $250,000, which will be paid in a combination of no more than $87,500 in cash and the issuance of stock options and/or restricted stock units having a value equal to at least $162,500. The Board also set its annual retainers for its lead independent director, committee chairs and committee members as follows:

Lead Independent Director	$20,000
Audit Committee
Chair	$20,000
Member	$10,000
Compensation Committee
Chair	$15,000
Member	$7,500
Nominating and Corporate Governance Committee
Chair	$10,000
Member	$5,000

The Company will pay fees for service on committees in cash. The director compensation set forth here replaces the director compensation previously announced in our Form S-1, filed with the SEC on July 1, 2021, and amended by those certain registration statements on Form S-1/A filed on July 30, 2021 and August 10, 2021.

On August 11, 2021, the Company issued a press release announcing the appointment of Ms. Flournoy to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Astra Space, Inc.

Date	August 11, 2021	By:	/s/ Kelyn J. Brannon
		Name	Kelyn J. Brannon
		Title	Chief Financial Officer